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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MEMC Electronic Materials, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MEMC ELECTRONIC MATERIALS, INC.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376

 NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 21, 2009

        MEMC Electronic Materials, Inc. will hold its 2009 Annual Stockholders' Meeting at the St. Charles Convention Center, One Convention Center Plaza, St. Charles, MO 63303, on April 21, 2009 at 7:00 a.m., local time, for the following purposes:

  1.
  To elect three directors to serve for a term expiring in 2012;

  2.
  To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

  3.
  To transact such other business as may properly come before the meeting and all adjournments thereof.

        The Board of Directors has fixed February 26, 2009 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the Annual Meeting and at the meeting.

        This year, we are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and Annual Report. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2009 Annual Meeting.

Sincerely,
BRADLEY D. KOHN Corporate Secretary

March 12, 2009

        Whether or not you plan to attend the meeting, to ensure that your shares will be represented at the meeting, please complete the enclosed proxy card, and sign, date and return it in the enclosed envelope, which does not require postage if mailed in the United States. You may withdraw your proxy at any time before it is voted.

i

PROXY STATEMENT—VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        MEMC is soliciting proxies to be used at our 2009 Annual Stockholders' Meeting. The Notice Regarding the Availability of Proxy Materials will be mailed to stockholders beginning March 12, 2009.

Who Can Vote

        Record holders of MEMC common stock on February 26, 2009 may vote at the Annual Meeting. On February 26, 2009, there were 223,473,376 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the "Notice") to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.

        If you are a stockholder of record on the record date, there are four ways to vote:

  •
  By Internet—Log on to the Internet and go to www.proxyvote.com, and follow the steps outlined on the secured website;

  •
  By Telephone—Call toll free 1-800-690-6903 within the United States, Canada and Puerto Rico, and follow the instructions provided by the recorded message;

  •
  By Printed Proxy—Request a printed proxy card as instructed in the Notice. When you receive your proxy card, mark, date and sign it, and return it in the envelope provided; and

  •
  In Person—Come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy or power of attorney from the nominee and present it at the meeting to establish your right to vote the shares.

How You May Revoke or Change Your Vote

        If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of four ways:

  •
  Deliver another proxy (either Internet proxy or printed proxy) with a later date;

  •
  Enter a new vote by Internet or telephone;

  •
  Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  Vote in person at the Annual Meeting.

Special Voting Rules for Participants in MEMC Retirement Savings Plan

        Participants in the MEMC Retirement Savings Plan may hold MEMC common stock as an investment pursuant to the MEMC Stock Fund alternative in the Retirement Savings Plan. Plan participants may direct the plan's trustee how to vote the shares held by the plan, but only if the participant returns a voting direction card. If cards representing shares held in the plan are not returned, the trustee will vote those shares in the same proportion as the shares for which cards are returned by other participants.

Quorum

        A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker submits a proxy card but does not vote on one or more matters because the broker does not have authority to do so. Shares represented by proxies that are marked "withhold" with respect to the election of one or more directors will be counted as present in determining whether there is a quorum at the meeting.

Vote Required

        If a quorum is present at our Annual Meeting, the following vote is required for approval of each matter to be voted on:

Election of Directors	A plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted "FOR" each director nominee for the election of such nominee. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any abstentions, broker non-votes and shares represented by proxies that are marked "withhold" will have no impact on the election of directors.
Ratification of Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2009
A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009. Abstentions and broker non-votes will have the practical effect of voting against the proposal.

Costs of Solicitation

        We will pay for preparing, printing and mailing the Notice and, as applicable, other proxy materials. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the Notice and other proxy materials to our beneficial owners.

Printed Proxy Materials

        If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including a proxy card), please follow the instructions included in the Notice. These instructions include three options for requesting materials: (i) via the Internet, by going to www.proxyvote.com, and following the instructions thereon; (ii) via telephone, by calling 1-800-579-1639; and (iii) via email, by sending an email to sendmaterials@proxyvote.com, which email must include the 12 Digit Control Number set forth in the Notice. We may choose to mail printed proxy materials to certain stockholders.

 ITEM NO. 1—ELECTION OF DIRECTORS

        The Board of Directors consists of nine members organized into three classes, with each director elected to serve for a three-year term. There are three directors in Class I (term expiring in 2011), three directors in Class II (term expiring at this Annual Meeting) and three directors in Class III (term expiring in 2010).

        Three Class II directors will be elected at our 2009 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2012. The Nominating and Corporate Governance Committee has nominated Robert J. Boehlke, C. Douglas Marsh and Michael McNamara for election as Class II directors at this meeting. Messrs. Boehlke, Marsh and McNamara are currently serving as Class II directors, Mr. McNamara having been appointed by the Board of Directors on April 23, 2008 to fill a vacancy on the Board of Directors, and Messrs. Boehlke and Marsh having previously been elected at the 2006 Annual Meeting. Messrs. Boehlke, Marsh and McNamara each have consented to serve for a new term. If Messrs. Boehlke, Marsh and McNamara are elected as directors, they will continue in office until their successors have been elected and qualified. If Messrs. Boehlke, Marsh and McNamara are unable to serve as directors at the time of the Annual Meeting, the persons named on the proxy card may vote for any alternative designated by the present Board of Directors.

        You may not vote for more than three nominees. The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Boehlke, Marsh and McNamara, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

The Board of Directors recommends a vote "FOR"
the election of Messrs. Boehlke, Marsh and McNamara as directors.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

        Please review the following information about Messrs. Boehlke, Marsh and McNamara and the other directors continuing in office. Information below is as of March 2, 2009.

Nominees for Election in 2009

Robert J. Boehlke, Director since 2001, Age 67
(Term expiring in 2012)

        Mr. Boehlke was most recently Executive Vice President and Chief Financial Officer of KLA-Tencor, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of general management positions with that company. KLA-Tencor is a supplier of process control and yield management solutions for the semiconductor manufacturing industry. Mr. Boehlke is a member of the Board of Directors of Tessera Technologies, Inc.

C. Douglas Marsh, Director since 2001, Age 63
(Term expiring in 2012)

        Mr. Marsh was most recently Vice President Business Integration & U.S. Institutional Investor Relations of ASML US, Inc., a supplier of photolithography equipment to the semiconductor industry, a position he held from 2000 until his retirement in April 2004. From 1991 to 2000, Mr. Marsh held a variety of executive management positions with ASML. Mr. Marsh is a member of the Board of Directors of ATMI, Inc.

Michael McNamara, Director since 2008, Age 52
(Term expiring in 2012)

        Mr. McNamara has served as the Chief Executive Officer of Flextronics International Ltd. since January 2006, and as a director of Flextronics since October 2005. Mr. McNamara previously served as Chief Operating Officer of Flextronics from January 2002 to January 2006, as Vice President of U.S. Operations from April 1997 to December 2001, and as Vice President, North American Operations from April 1994 to April 1997.

Continuing Directors

Peter Blackmore, Director since 2006, Age 61
(Term expiring in 2011)

        Mr. Blackmore has been President, Chief Executive Officer and a member of the board of directors for UTStarcom, Inc. since July 2008. From July 2007 to July 2008 Mr. Blackmore was President and Chief Operating Officer for UTStarcom. Before this position, Mr. Blackmore had been Executive Vice President of Unisys Corporation between February 2005 and July 2007. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000.

Ahmad R. Chatila, Director since 2009, Age 42
(Term expiring in 2011)

        Mr. Chatila joined MEMC as President and Chief Executive Officer and as a Class II director on March 2, 2009. Prior to joining MEMC, Mr. Chatila served as Executive Vice President, Memory and Imaging Division of Cypress Semiconductor Corporation from July 2005 to February 2009. From September 2004 to June 2005, Mr. Chatila was the Vice President of Operations of the Cypress Memory and Imaging Division, and before that he served as Managing Director of the low power memory business unit in the Memory and Imaging Division from January 2003 to September 2004. Mr. Chatila initially joined Cypress in 1991 and held a number of management roles in wafer technology development, manufacturing and sales since that time, including the positions described above. From November 1997 to December 1999, Mr. Chatila worked for Taiwan Semiconductor Manufacturing Company (TSMC) as Senior Account Manager, before rejoining Cypress in January 2000.

John Marren, Director since 2001, Age 45
(Term expiring in 2010)

        Mr. Marren has been Chairman of the Board of Directors of MEMC since November 2001. Mr. Marren has been a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm, since April 2000.

William E. Stevens, Director since 2001, Age 66
(Term expiring in 2010)

        Mr. Stevens has served as Chairman of BBI Group, Inc., a private equity investment firm, since November 2000. Mr. Stevens serves on the Board of Directors of McCormick & Company, Incorporated.

Marshall Turner, Director since 2007, Age 67
(Term expiring in 2011)

        Mr. Turner served as MEMC's Interim Chief Executive Officer from November 12, 2008 to March 1, 2009. Effective March 2, 2009, Mr. Turner became MEMC's Interim SVP of Business and Strategic Development upon Mr. Chatila's employment as our President and Chief Executive Officer. Previously, Mr. Turner served as Chairman and Chief Executive Officer of Toppan Photomasks, Inc. from June 2003 through April 2005, and President and Chief Executive Officer of that company through May 2006. Named "Dupont Photomasks, Inc." prior to its acquisition by Toppan Printing Company, Ltd. in April 2005, the company manufactures photomasks for semiconductor chip fabricators. Mr. Turner is also a member of the board of directors of Xilinx, Inc. and the AllianceBernstein Funds.

James B. Williams, Director since 2003, Age 52
(Term expiring in 2010)

        Mr. Williams is a Partner of TPG Capital (formerly Texas Pacific Group), a privately held investment firm. Mr. Williams joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

        The following table lists the beneficial ownership of MEMC common stock as of February 16, 2009, based on 223,473,106 shares outstanding as of such date, by (i) each of our directors as of such date; (ii) our executive officers listed in our summary compensation table under "EXECUTIVE COMPENSATION" below; (iii) all directors and executive officers as a group as of such date; and (iv) all persons known by the Company that beneficially own five percent or more of MEMC's common stock. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock
FMR LLC	28,369,032	(1)	12.7%
Peter Blackmore	32,350	(2)	*
Robert J. Boehlke	42,550	(3)	*
John Marren	17,550	(4)	*
C. Douglas Marsh	62,550	(5)	*
Michael McNamara	0		*
William E. Stevens	49,050	(6)	*
Marshall Turner	44,250	(7)	*
James B. Williams	17,550	(4)	*
Nabeel Gareeb	360,500	(8)	*
Kenneth H. Hannah	117,147	(9)	*
Sean Hunkler	7,876		*
Mignon Cabrera	32,862	(10)	*
Michael Cheles	32,862	(10)	*
Bradley D. Kohn	42,062	(11)	*
John A. Kauffmann	89,582	(12)	*
Shaker Sadasivam	54,107	(13)	*
All directors and executive officers as a group (14 persons)	634,472	(14)	*

*
Represents less than 1% of MEMC's outstanding common stock as of February 16, 2009.

(1)
Based solely on information contained in a Schedule 13G jointly filed with the Securities and Exchange Commission by FMR LLC and Edward C. Johnson 3d on January 12, 2009. According to the filing, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 27,022,850 shares of MEMC common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 27,022,850 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither

  FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Pyramis Global Advisors, LLC ("PGALLC"), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 138,750 shares of MEMC common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 138,750 shares and sole power to vote or to direct the voting of 138,750 shares of MEMC common stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company ("PGATC"), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 797,664 shares of MEMC common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 797,664 shares and sole power to vote or to direct the voting of 692,694 shares owned by the institutional accounts managed by PGATC as reported above. FIL Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 409,768 shares of MEMC common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the "1934 Act") and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC made the Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. FIL has sole dispositive power over 409,768 shares of MEMC common stock owned by the International Funds. FIL has sole power to vote or direct the voting of 387,448 shares of MEMC common stock and no power to vote or direct the voting of 22,320 shares of MEMC common stock held by the International Funds as reported above.

(2)
All of these shares may be acquired by the holder within 60 days of February 16, 2009, including 2,350 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(3)
Includes 27,550 shares that may be acquired by the holder within 60 days of February 16, 2009, including 17,550 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(4)
All of these shares may be acquired by the holder within 60 days of February 16, 2009, including 17,550 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(5)
Includes 47,550 shares that may be acquired by the holder within 60 days of February 16, 2009, including 17,550 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director. Also includes 10,000 shares held by a Grantor Annuity Trust for the benefit of Mr. Marsh's spouse and 5,000 shares held by Marsh Family Investments, which is owned by the Marsh Family Trust, of which Mr. Marsh is a co-trustee. Mr. Marsh disclaims beneficial ownership of these 15,000 shares.

(6)
Includes 39,050 shares that may be acquired by the holder within 60 days of February 16, 2009, including 22,050 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(7)
Includes 43,250 shares that may be acquired by the holder within 60 days of February 16, 2009, including 3,250 shares underlying restricted stock unit awards that such director could receive upon his resignation as a director.

(8)
Includes 260,500 shares that may be acquired within 60 days of February 16, 2009. Shares are all held by an estate planning trust over which Mr. Gareeb has sole power to vote and transfer such shares.

(9)
Includes 105,000 shares that may be acquired within 60 days of February 16, 2009.

(10)
Includes 30,500 shares that may be acquired within 60 days of February 16, 2009.

(11)
Includes 39,700 shares that may be acquired within 60 days of February 16, 2009.

(12)
Includes 83,675 shares that may be acquired within 60 days of February 16, 2009.

(13)
Includes 48,200 shares that may be acquired within 60 days of February 16, 2009.

(14)
Includes 464,575 shares that may be acquired within 60 days of February 16, 2009 and 97,850 shares underlying restricted stock unit awards held by directors that such directors could receive upon resignation as a director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

        Our Board of Directors currently consists of nine directors, eight of whom are independent under applicable New York Stock Exchange Rules. The Board of Directors has affirmatively determined that, in its judgment, each director other than Mr. Chatila meets all applicable independence standards established by the New York Stock Exchange. As of the date Mr. Turner assumed office as the Interim Chief Executive Officer of MEMC, November 12, 2008, the Board determined that Mr. Turner did not meet the applicable independence standards established by the New York Stock Exchange. Upon the cessation of his interim employment with the Company by Mr. Turner, Mr. Turner shall again become independent under applicable NYSE rules.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors met 11 times in 2008. During 2008, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served.

Corporate Governance

        Our Board of Directors has adopted and maintains our corporate governance guidelines. The Board also has adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the code of business conduct are posted on our website at www.memc.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376.

        In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The independent, non-management directors meet at least once annually, although the independent, non-management directors typically meet without management present each quarter in conjunction with MEMC's regular quarterly Board meetings. Interested parties seeking to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or by email to: memc@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

        Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders' meeting. Last year, all eight of our directors as of the time of the annual stockholders' meeting attended the annual stockholders' meeting.

Audit Committee

        Our Audit Committee is comprised of four directors, all of whom are independent. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

  •
  The quality and integrity of our financial statements and financial reporting processes;

  •
  Our systems of internal accounting and financial controls and disclosure controls;

  •
  The qualifications and independence of our independent auditors;

  •
  The performance of our internal audit function and independent auditors; and

  •
  Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors.

        The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC's independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC's accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376.

        The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. Until April 23, 2008, the members of the Audit Committee were Messrs. Stevens (Chairman), Boehlke and Marsh, at which time Mr. McNamara joined the Audit Committee. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee is financially literate and meets all applicable independence standards established by the New York Stock Exchange. The Board of Directors has also determined that each of Mr. Boehlke and Mr. Stevens is an "audit committee financial expert" within the meaning of the rules and regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met eight times in 2008.

Compensation Committee

        Our Compensation Committee currently consists of four directors, all of whom are independent. The Compensation Committee discharges the Board of Directors' responsibilities relating to compensation of our executives and directors. The Compensation Committee has overall responsibility for approving and evaluating our director and officer compensation plans, policies and programs.

        The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. Until October 29, 2008, the members of the Compensation Committee were Messrs. Williams (Chairman), Blackmore, Boehlke, Marsh and Turner. On that date, Mr. Turner resigned from the Compensation Committee in connection with his appointment as Interim Chief Executive Officer. The Board of Directors has determined that each of Mr. Williams, Blackmore, Boehlke, Marsh, and Turner (at the time he served on the Compensation Committee) meet the independence standards established by the New York Stock Exchange. The Compensation Committee met five times in 2008.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently consists of three members, all of whom are independent. The Nominating and Corporate Governance Committee:

  •
  Assists the Board by identifying individuals qualified to become members of the Board of Directors;

  •
  Recommends to the Board the director nominees for the next annual stockholders' meeting and from time to time to fill vacancies on the Board;

  •
  Recommends to the Board our Corporate Governance Guidelines; and

  •
  Leads the Board in its annual review of the Board's performance.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), St. Peters, Missouri 63376. Until October 29, 2008, the members of the Nominating and Corporate Governance Committee were Messrs. Boehlke (Chairman), Blackmore, Stevens and Turner. On that date, Mr. Turner resigned from the Nominating and Corporate Governance Committee in connection with his appointment as Interim Chief Executive Officer. The Board of Directors determined that each of Messrs. Blackmore, Boehlke, Stevens and Turner (at the time he served on the Nominating and Corporate Governance Committee) meet the independence standards established by the New York Stock Exchange. The Nominating and Corporate Governance Committee met four times in 2008.

Director Nomination Process

        The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

        In the case of incumbent directors, the Committee will review each director's overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the New York Stock Exchange and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and shareholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board of Directors: character and integrity; significant business or public experience relevant and beneficial to the Board of Directors and the Company; strong professional and personal reputation; the ability to exercise sound business judgment; and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

        The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376:

  •
  Stockholder's name, number of shares owned, length of period held, and proof of ownership;

  •
  Name, age and address of candidate;

  •
  Candidate's detailed resume;

  •
  Description of any arrangements or understandings between the stockholder and the candidate; and

  •
  Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

        Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies, and at other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2010 annual stockholders' meeting, the stockholder must follow the procedures described under "Stockholder Proposals for 2010 Annual Meeting" below.

Director Compensation

        The following table provides certain information about compensation paid to our outside directors during 2008.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Total ($)
Peter Blackmore	74,000		110,239(2)	178,812(10)	363,051
Robert Boehlke	97,000		110,239(3)		207,239
John Marren	109,000		110,239(4)		219,239
C. Douglas Marsh	86,000		110,239(5)		196,239
Michael McNamara	71,000		35,377(6)	52,226(11)	158,603
William Stevens	107,000		256,937(7)		368,937
Marshall Turner	59,000	(1)	86,018(8)	73,453(12)	232,471
James Williams	76,000		110,239(9)		194,239

(1)
The amounts for Mr. Turner set forth in this table represent all fees paid to him in 2008 while he was serving as an outside director. Upon his appointment as Interim Chief Executive Officer effective November 12, 2008, Mr. Turner was no longer paid Board meeting fees. Because his stock awards and option awards were granted in April 2008 in connection with the 2008 Annual Meeting, those awards were unaffected by this appointment. The salary and option awards granted to Mr. Turner in connection with his appointment and service as Interim Chief Executive Officer are reflected in the Summary Compensation Table for named executive officers of the Company.

(2)
This amount represents the 2008 FAS 123R expense for restricted stock units (RSUs) granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480. At December 31, 2008, Mr. Blackmore held 4,500 RSUs and 30,000 options.

(3)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480. At December 31, 2008, Mr. Boehlke held 19,700 RSUs and 10,000 options.

(4)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480. At December 31, 2008, Mr. Marren held 19,700 RSUs and 0 options.

(5)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480. At December 31, 2008, Mr. Marsh held 19,700 RSUs and 30,000 options.

(6)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480 and the aggregate grant date fair value of options awarded to this director in 2008 was $302,785. At December 31, 2008, Mr. McNamara held 1,400 RSUs and 10,000 options.

(7)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was 102,480. At December 31, 2008, Mr. Stevens held 25,700 RSUs and 17,000 options.

(8)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480. At December 31, 2008, Mr. Turner held 2,900 RSUs and 10,000 options in connection with his service as an outside director.

(9)
This amount represents the 2008 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2008 was $102,480. At December 31, 2008, Mr. Williams held 19,700 RSUs and 0 options.

(10)
This amount represents the 2008 FAS 123R expense for options granted to this director upon his appointment to the Board in 2006, and may not necessarily correspond to the actual value that will be recognized by the director.

(11)
This amount represents the 2008 FAS 123R expense for options granted to this director upon his appointment to the Board in 2008, and may not necessarily correspond to the actual value that will be recognized by the director.

(12)
This amount represents the 2008 FAS 123R expense for options granted to this director upon his appointment to the Board in 2007, and may not necessarily correspond to the actual value that will be recognized by the director.

        Under our current director compensation program (which was also in place during 2008), outside directors receive the following fees for their service on the Board of Directors and its Committees:

  •
  $45,000 annual Board of Directors cash retainer;

  •
  $50,000 additional cash retainer for Chairman of the Board of Directors;

  •
  $40,000 additional cash retainer for Chairman of the Audit Committee and $10,000 additional cash retainer for each member of the Audit Committee;

  •
  $20,000 additional cash retainer for Chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee;

  •
  $5,000 additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee; and

  •
  $1,000 cash for each Board of Directors' meeting and each Committee meeting attended.

        In addition, the director compensation program provides for annual equity compensation grants as follows:

  •
  Upon their initial election or appointment to the Board of Directors, outside directors receive a grant of non-qualified stock options to purchase 10,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over four years.

  •
  Outside directors are awarded RSUs for shares of our common stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest ratably over two years. Each year, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of $100,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $100,000 total value.

        In addition to the annual RSU grants discussed above, in each of 2006 and 2007, Mr. Stevens was granted 3,000 additional RSUs in recognition of his substantial efforts as Chair of the Audit Committee in overseeing the Audit Committee investigation and subsequent remediation efforts in late 2005 and 2006.

REPORT OF THE AUDIT COMMITTEE

        We have met and held discussions with MEMC management and with MEMC's independent registered public accounting firm, KPMG LLP (KPMG). We have reviewed and discussed the consolidated financial statements of MEMC for 2008 with MEMC management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including standards set forth in Statement on Auditing Standards No. 61, as amended.

        KPMG also provided to us the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and we discussed with KPMG their independence.

        Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2008 be included in MEMC's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

William E. Stevens (Chairman)
Robert J. Boehlke
C. Douglas Marsh
Michael McNamara

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

        KPMG served as our independent registered public accounting firm for 2007 and 2008. The following table presents fees paid to KPMG for services rendered during the last two fiscal years:

	2008	2007
Audit fees	$1,932,000	$1,820,000
Audit-related fees	$23,000	$16,000
Tax fees	$241,000	$48,000
All other fees	$105,000	$78,000

        Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries, including 2007 and 2008 audit work related to our internal controls as required by Section 404 of the Sarbanes-Oxley.

        Audit-related fees consisted principally of reviews of SEC filings.

        Tax fees consisted principally of tax compliance and consultation.

        All other fees consisted principally of statutory compliance requirements of our Italian subsidiary.

        The Audit Committee considered and determined that the provision of non-audit services by KPMG in 2008 was compatible with maintaining KPMG's independence.

        MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by MEMC's independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while other services require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services were generally pre-approved by the Audit Committee in 2008 pursuant to an agreed upon delegation of authority, which authorized the Audit Committee Chairman and management to engage our independent auditors to perform those services by providing detailed information to the Audit Committee at the next regularly scheduled Audit Committee meeting.

 COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for the Company's executive compensation programs. The Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Company's executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Objectives and Design of MEMC's Executive Compensation Programs

        MEMC's executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to remain with the Company and to strive to enhance stockholder value. The Committee's executive compensation philosophy is threefold: (i) all compensation should be referenced and validated based on industry surveys; (ii) compensation grants and changes to compensation should be performance based; and (iii) if the Company's financial and operational performance exceeds industry performance or benchmarks, then executive and employee compensation (for all three elements of compensation discussed below) should be targeted at the 75th percentile of the industry surveys utilized by the Committee (although the actual compensation on an individual basis often falls below, and sometimes exceeds, such 75th percentile).

        The Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. The Committee determines the final compensation for our Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Committee to make recommendations to the Committee regarding the named executive officers' compensation.

        In reviewing MEMC's executive compensation programs and in making compensation decisions for 2008 and 2009 with regard to each of the three elements of compensation discussed below, the Committee has utilized compensation surveys from Radford, such as the Radford U.S. Benchmark and U.S. Executive Compensation Survey and the Radford CHiPs Executive and Senior Management Total Compensation Survey. The Company engaged Pearl Meyer & Partners, an outside human resources and compensation consulting firm, to benchmark the pay of each of our named executive officers against compensation information collected from those surveys. In completing this work, Pearl Meyer & Partners isolated compensation information at the 50th and 75th percentiles for those firms participating in each survey that were most similar to MEMC in terms of both industry and revenue size. The Committee also used "tally sheets" developed by Pearl Meyer & Partners for each named executive officer, which tally sheets included each of the three elements of compensation discussed below, as well as market data collected from the compensation surveys, to ensure that the Committee had a more comprehensive picture of compensation paid to our executives. While a total of over 870 companies participated in the Radford U.S. Executive Compensation Survey and 170 companies participated in the Radford CHiPs Executive and Senior Management Total Compensation Survey, the Committee primarily considered pay information from the survey participants most similar to MEMC in terms of revenue size and industry in developing its compensation decisions.

Elements of Compensation

        Historically, including in 2008 and continuing in 2009, our executive compensation program has consisted of three components: (i) base salaries; (ii) short term incentive awards (cash incentive awards); and (iii) long term incentive awards (equity awards). MEMC has not historically paid or had any perquisites for its executive officers or employees.

        Base Salaries.    The Committee typically reviews the base salary of each executive officer on an annual basis to make adjustments based on evaluated performance levels, and if appropriate, changes in roles and responsibilities. In making base salary decisions, the Committee reviews comparable salary data from the compensation surveys described above. The Committee utilizes a compensation guideline that generally targets base salaries, short term incentives and long term equity incentives for executive officers at the 50th percentile for new hires in most instances (with some exceptions in individual instances), and at the 75th percentile for existing employees where warranted by individual or Company performance (again with some exceptions in individual instances). Based on the data collected from the surveys described above, in no case does the base salary of any of the named executive officers exceed these compensation guidelines.

        In past years, the Committee has made a specific decision on annual adjustments to base salary for each executive officer with input from the Chief Executive Officer, taking into account the written performance appraisal for each such officer. For 2009, the Committee again followed this process, by reviewing and discussing the written performance appraisal for each executive officer with the Interim Chief Executive Officer. Given the worldwide economic climate in January 2009 and limited visibility of future Company performance for 2009 due to this climate, however, the Committee determined that no increase in the executive officers' base salaries would be made at that time.

        The Committee also reviews internal pay equity in the context of the target percentile guidelines discussed above when making base salary decisions, although it is not a dispositive factor.

        Short Term Incentive Awards (Cash Incentive Awards).    Participation in the MEMC short term incentive plan (cash incentive plan) for executive officers is discretionary as determined by the Committee, and the plan is non-contractual. Under current practice, the Committee awards cash incentives under the plan to executive officers to recognize and reward individual and Company performance. The short term incentive plan has three dimensions: (1) the timeframes have quarterly, semi-annual, and annual measurement periods; (2) there are quantified metrics for both individual performance and Company performance; and (3) there are milestone-based objectives for those Company initiatives that do not have specific quantified metrics. The goals are established for each executive in the appropriate timeframe, and measured at the conclusion of that timeframe. The payouts for the named executive officers (other than the Chief Executive Officer) are made semiannually (typically in August) and annually (typically in February for the prior completed calendar year) for each officer based on dollars earned during that period, although the payouts tend to be much more heavily weighted for the annual payouts.

        The short term incentive plan for the named executive officers (other than the Chief Executive Officer) has a target bonus amount of either 40% or 50% of salary on an annual basis, and a maximum of 80% or 100% of salary. These potential incentive award ranges were established based on compensation guidelines obtained from the industry surveys described above. The personal milestones and the Company operating performance quantitative and qualitative milestones established for both the target and maximum award for each executive are typically very rigorous, and achievement of all the milestones is extremely difficult. Not all of the milestones were achieved by the Company or the executive officers individually in 2008, in part because of the extremely difficult economic conditions in 2008, especially in the last half of the year. Notwithstanding these difficult economic conditions, the Company posted solid operating and financial results for 2008, increasing both revenues and operating income in 2008 from 2007's already record levels. As a result, the Committee decided to recognize the Company's and the executives' 2008 performance in light of these economic conditions, especially relative to the Company's industry, and the Committee therefore exercised its discretion under the short-term incentive plan, as permitted under the plan, to determine the final award amounts for each of the executive officers.

        The categories of 2008 performance milestones and actual payouts for each named executive officer other than the individuals that served as Chief Executive Officer in 2008 are as set forth below (the actual payouts are also shown below in "EXECUTIVE COMPENSATION—Summary Compensation Table"). Based on the achievement (or non-achievement) of the various milestones described below, in 2008, the named executive officers (other than individuals serving as Chief Executive Officer in 2008) were paid short term incentive bonuses of 44% of salary as a group, which was 95% of target, and 48% of the maximum possible, that could be earned by this group under the short-term incentive plan.

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Kenneth H. Hannah, Senior Vice President and Chief Financial Officer	$220,500	$441,000	$220,500	100%	50%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Revenue; Marketing Standard Margin; Gross Production Variances; Gross Margin; Operating Expenses; Operating Cash Flow as Percentage of Revenue
Individual Performance Objectives
Achieve certain cash and investment metrics; Implement certain Finance Department restructuring changes; Achieve certain Investor Relations metrics; Hire certain strategic Finance Department personnel; Achieve favorable conclusion to certain audits; Support of Board Functions

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Sean Hunkler, Former Senior Vice President, Manufacturing	$197,000	$394,000	$110,625	56%	28%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Revenue; Gross Production Variances; Gross Margin; Operating Expenses; Operating Cash Flow as Percentage of Revenue; Quality; Delivery
Individual Performance Objectives	Achieve certain expansion output goals; Hire certain strategic Manufacturing personnel

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Michael Cheles, Vice President, Information Technology	$94,800	$189,600	$94,800	100%	50%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Revenue; Operating Expenses
Individual Performance Objectives	Implement certain new software systems for manufacturing automation throughout year, on time and on budget; Hire certain strategic IT personnel; Functions Support

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Mignon Cabrera, Senior Vice President, Human Resources	$97,600	$195,200	$121,187	124%	62%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Operating Expenses
Individual Performance Objectives	Hire certain HR personnel; Replace certain outside HR vendors; Achieve budgeted overhead rates; Lead and finalize certain CBA negotiations; Functions Support; Support of Board Functions

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Bradley D. Kohn, Vice President and General Counsel	$109,200	$218,400	$120,120	110%	55%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Operating Expenses
Individual Performance Objectives	Achieve favorable results in certain litigation matters; Achieve favorable result in certain commercial negotiations; Functions Support; Support of Board Functions

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
John A. Kauffmann, Senior Vice President, Sales and Marketing	$170,000	$340,000	$170,000	100%	50%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Revenue; Marketing Standard Margin; Gross Production Variances; Gross Margin; Operating Expenses; Operating Cash Flow as Percentage of Revenue
Individual Performance Objectives	Hire certain strategic Sales and Marketing personnel; Achieve price, volume and market share targets with certain customers

Name and Position	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Shaker Sadasivam, Senior Vice President, Research and Development	$174,000	$348,000	$174,000	100%	50%

Type of Performance Target	Milestone Categories
Company Performance Objectives	Revenue; Gross Margin; Operating Expenses; Delivery
Individual Performance Objectives	Validate capabilities and achieve targeted results for certain R&D projects; Achieve qualification of certain products with new and existing customers; Assist in meeting certain expansion output goals

        Former Chief Executive Officer.    For Mr. Gareeb, who resigned as President and Chief Executive Officer effective November 12, 2008, but remained fully employed by the Company through December 31, 2008 to assist in the transition with the Company's Interim Chief Executive Officer, his 2008 short term incentive award was determined as follows. For 2008, as part of his Employment Agreement discussed in "EXECUTIVE COMPENSATION—Employment Agreements" below, the Committee established a target bonus level of 100% of Mr. Gareeb's annual base salary and a maximum bonus level of 200% of his annual base salary. Mr. Gareeb's target award was based on the Company's overall financial performance (including operating income and earnings per share), and the Company's achievement of certain strategic initiatives and objectives (including executive team development, certain capacity expansion and product launches, solar business development, key account penetration and market share, customer satisfaction and research and development). Based on the Company's solid 2008 operating and financial results under Mr. Gareeb for the first 10.5 months of the year, as well as Mr. Gareeb's achievement of the performance objectives for his target bonus prior to his departure, coupled with his significant assistance through the transition period, the Committee determined to pay Mr. Gareeb the target amount of his 2008 bonus of $892,500.

        Interim Chief Executive Officer and Current Chief Executive Officer.    Mr. Turner did not participate in the short term incentive plan for 2008. Mr. Turner became Interim Chief Executive Officer on November 12, 2008, and ended his service as Interim Chief Executive Officer on March 2, 2009 when Mr. Chatila assumed the role of President and Chief Executive Officer. Mr. Chatila's short term incentive award for 2009 is discussed below under "EXECUTIVE COMPENSATION—Employment Agreements."

        Long Term Incentive Awards (Equity Awards).    In keeping with the Committee's pay-for-performance based philosophy, the Committee believes that long term incentives should be closely tied to creation of shareholder value. The Committee believes that the most direct way to accomplish this goal is through the grant of stock options because they are inherently performance based due to the fact that the employee recognizes no gain unless shareholder value increases. In 2007 and 2008, to add additional retention and performance elements and to partially reduce stock compensation expense, the Committee decided to substitute a portion of the historical option grants with standard restricted stock units ("RSUs") and performance-based RSUs. Historically, the Committee has targeted net option and RSU grants (option and RSU grants less option and RSU forfeitures and terminations) for all employees in any year to be approximately one percent or less of the Company's outstanding shares, excluding grants to the Chief Executive Officer. The Committee has also strived to ensure that the Company has 5% or less "overhang" (total outstanding options and RSUs divided by total shares outstanding). For 2008, the Company's net option and RSU grants to all employees and directors were equal to 0.73% of the Company's outstanding shares and as of December 31, 2008, the Company's overhang was equal to 2.35%.

        In making decisions regarding annual or semi-annual long term equity incentive award grants for executive officers, the Committee first reviews the comparable stock option awards from the compensation surveys discussed above. In addition, the Committee considers certain other factors such as personal performance, level of contribution, and the need to attract, retain and motivate executive officers. For 2008 and 2009, the Committee used an overall compensation guideline that targeted the dollar amount of the annual long term equity incentives for executive officers equal to at least the 75th percentile of industry comparable companies (such dollar amounts are calculated by the Company using the Black-Scholes Option Pricing Model). The Committee typically does not reduce the amount of annual equity award grants for an executive based on past historical gains by the executive, because the Committee believes that already-realized gains do not provide future retention incentives. Rather, the Committee believes that, consistent with its employee retention objective and performance-based philosophy, long term incentives should be closely tied to future creation of shareholder value and the opportunity for executives to participate in that creation of shareholder value.

        In January 2008, the Committee granted the named executive officers (other than Mr. Gareeb and Mr. Turner) options, standard RSUs and performance-based RSUs. All of the 2008 RSUs granted vest in 50% installments after three years and five years from the date of grant. As in 2007, the 2008 performance-based RSUs were subject to forfeiture by the named executive officers should certain pre-established Company earnings targets for 2008 not be met. In January 2009, the Committee determined that these pre-established Company earnings targets for 2008 were not met, and therefore the 2008 performance based RSUs were forfeited by all of the named executive officers.

        In January 2009, the Committee granted the named executive officers (other than Mr. Gareeb and Mr. Turner) stock options, which options will also vest ratably over four years. No RSUs were granted in January 2009, because the Committee believed that for 2009, its goals of providing maximum performance impact, retention and motivation for the named executive officers would be optimized through the grant of stock options only, in light of previous equity awards (vested and unvested) already held by the named executive officers.

        Timing Related to Grants of Options and Other Long Term Equity Incentive Awards.    In the past, the Compensation Committee has made option or other equity grants to named executive officers and other employees, and expects these grants to continue in the future, at three different times: (i) upon the hiring of the executive or employee (typically, the grant date is the employee's start date with MEMC); (ii) on the date of the regularly scheduled quarterly Board of Directors meetings; and (iii) on some occasions, in connection with a promotion or special recognition grant. Historically, although most of the grants are scheduled to be made on a semiannual basis at the Board of Directors meetings in January and July of each year, grants are occasionally made at the Board of Directors meetings in April or October. For 2008, the Compensation Committee made only an annual equity grant on the date of the regularly scheduled quarterly Board of Directors meeting in January. In 2009, the Compensation Committee intends to return to the practice of making semi-annual grants in January and July.

        The regularly scheduled quarterly Board of Directors meetings are typically one or two days prior to the date of the Company's regular quarterly earnings press release for the just completed quarters. Therefore, any grants made at such regularly scheduled meetings are made at a time just prior to the release by the Company of material non-public information (i.e., the Company's results of operations for the just completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company's operating results and the trading markets' reaction to those operating results does not factor into the Committee's decision.

        Termination or Change in Control Payments.    Under MEMC's 2001 Equity Incentive Plan, in the event that within two years following a change in control of MEMC, an employee's service (whether or not the employee is a named executive officer) is terminated by MEMC without cause or by such employee for good reason, then:

  •
  All outstanding options held by such employee will become fully vested and exercisable;

  •
  All restrictions and conditions of all restricted stock awards then outstanding will lapse; and

  •
  All outstanding stock units will become immediately vested.

The change in control provisions of the 2001 Equity Incentive Plan described above can also be modified by the Compensation Committee in an individual's award agreement or otherwise. Under our 2001 Equity Incentive Plan, "good reason" is generally considered a material diminution in an employee's duties and responsibilities, a decrease in an employee's base salary or benefits or a relocation of an employee's work location more than 50 miles.

Employment Agreements.

        Current Chief Executive Officer—Mr. Chatila.    Only one current employee, Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company, although Mr. Chatila is an at will employee of the Company. All other named executive officers are also employees at will, without a written employment agreement.

        On February 4, 2009, in order to induce Mr. Chatila to leave his position with his prior employer and thereby forego certain vested and future compensation with that employer, the Company entered into an employment agreement with Mr. Chatila. The material terms of Mr. Chatila's employment agreement are described below under "EXECUTIVE COMPENSATION—Employment Agreements." The majority of the compensation potentially payable to Mr. Chatila in this employment agreement is long-term, performance-based compensation, primarily based on stock options, although there are also some RSUs in the overall compensation package. The Committee believes that this compensation package aligns Mr. Chatila's interests with the Company's stockholders, has a strong retention element due to the cliff vesting features of some of the equity components of the package, and provides Mr. Chatila with limited severance, all with the goal of requiring strong performance from Mr. Chatila and the Company. The Compensation Committee utilized survey data from Radford and Equilar in connection with the benchmarking of the compensation elements of this new employment agreement with Mr. Chatila, and the Committee believes that the employment agreement as a whole is representative of agreements for chief executives of companies the size and the complexity of MEMC. The Committee believes that the aggregate compensation provided by the employment agreement is highly performance oriented, and fits the Committee's compensation philosophy of paying well for outstanding performance, but providing less total compensation if the Company and its shareholders do not benefit as well. Mr. Chatila's employment agreement is very similar to Mr. Gareeb's employment agreement (described below), which the Committee viewed as a strong, performance weighted agreement.

        Former Chief Executive Officer—Mr. Gareeb.    On October 25, 2006, the Company entered into an employment agreement with Mr. Gareeb. This agreement replaced the previous four-year employment agreement with Mr. Gareeb that expired by its terms in April 2006. The material terms of Mr. Gareeb's employment agreement are described below under "EXECUTIVE COMPENSATION—Employment Agreements." The majority of the compensation in this employment agreement was long-term, performance-based compensation. The Compensation Committee utilized the services of Mercer Human Resource Consulting in connection with the benchmarking of the compensation elements of this employment agreement with Mr. Gareeb.

        The employment agreement would have expired by its terms on December 31, 2010. Mr. Gareeb voluntarily terminated his employment (and the employment agreement) in the fall of 2008 pursuant to a voluntary termination without good reason. As a result, Mr. Gareeb was entitled to his base salary through the date of termination, but he was not entitled to any of the other severance benefits provided in the agreement, including one year of severance pay, payment of his annual bonus or continued health care coverage. As described above, however, the Committee determined to pay Mr. Gareeb the target amount of his 2008 bonus.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee (2008)

James B. Williams, Chairman
Peter Blackmore
Robert J. Boehlke
C. Douglas Marsh
Marshall Turner (until he resigned this position on the Compensation Committee on October 29, 2008 in connection with assuming the role of Interim Chief Executive Officer)

EXECUTIVE COMPENSATION

        The following table presents summary information concerning 2008 compensation awarded or paid to, or earned by, (i) the Company's Chief Executive Officer as of December 31, 2008; (ii) the Company's Chief Financial Officer as of December 31, 2008; (iii) any additional persons who served as Chief Executive Officer or Chief Financial Officer at any time in 2008; (iv) each of the other three most highly compensated executive officers for the year 2008 who were serving as executive officers as of December 31, 2008; and (v) one additional person for whom disclosure would have been provided pursuant to clause (iv) but for the fact that the person was not serving as an executive officer as of December 31, 2008 (collectively, such persons are the "named executive officers" for MEMC for 2008).

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Nabeel Gareeb	2008	$892,500						4,831,721	892,500		16,373	(4)	6,633,094
Former President and	2007	$850,000						12,455,747	931,600		68,107	(5)	14,305,454
Chief Executive Officer	2006	$656,731						5,162,380	634,400		37,266	(6)	6,490,776
Marshall Turner	2008	$90,000						277,477					367,477
Interim Chief Executive Officer
Kenneth H. Hannah	2008	$441,000				726,769		2,771,252	220,500		50,243	(7)	4,209,814
Senior Vice President	2007	$420,000				651,896		2,513,507	307,800		90,735	(8)	3,983,938
and Chief Financial Officer	2006	$266,154		200,000	(9)	371,953	(10)	1,543,557	199,000		105,459	(11)	2,686,123
Sean Hunkler	2008	$343,821	(12)			282,757		3,098,194	110,625		135,897	(13)	3,971,294
Former Senior	2007	$375,000				213,329		1,217,650	150,000		13,973	(14)	1,969,952
Vice President, Manufacturing	2006	$350,000						1,398,496	148,900		40,881	(15)	1,938,277
Michael Cheles	2008	$237,000				101,469		1,294,944	94,800		17,025	(16)	1,745,238
Vice President Information Technology	2007	$229,500				63,999		1,181,216	96,380		32,468	(17)	1,603,563
Mignon Cabrera	2008	$244,000				101,469		1,249,691	121,187		22,709	(18)	1,739,056
Senior Vice President Human Resources	2007	$231,750				63,999		1,136,085	129,449		99,958	(19)	1,661,241
Bradley D. Kohn	2008	$273,000				101,469		1,080,546	120,120		18,971	(20)	1,594,106
Vice President and	2007	$265,000				63,999		879,528	104,864		16,922	(21)	1,330,313
General Counsel	2006	$250,000						978,892	140,800		19,423	(22)	1,389,115
John A. Kauffmann	2008	$340,000				237,285		719,179	170,000	4,476	42,283	(23)	1,513,223
Senior Vice President	2007	$318,000				159,996		656,306	154,909	1,583	42,339	(24)	1,329,967
Sales and Marketing	2006	$300,000						682,481	231,200	(1,407)	42,495	(25)	1,254,769
Shaker Sadasivam	2008	$348,000				237,285		680,260	174,000	1,496	27,717	(26)	1,468,758
Senior Vice President,	2007	$330,750				159,996		501,873	166,801	(1,064)	27,360	(27)	1,185,716
Research and Development	2006	$313,846						493,871	165,800	(1,222)	13,640	(28)	985,935

(1)
Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan.

(2)
The amounts for 2008, 2007 and 2006 are based on the Company's 2008, 2007 and 2006 accounting expense, respectively, for all awards granted to the executive, and do not correspond to the actual value that will be recognized by the named executives. These amounts are calculated under FAS 123R (assuming no forfeitures, per SEC Rules) and thus include amounts from awards granted in and prior to 2008, 2007 and 2006, respectively. All option awards are non-qualified stock options under the Company's 2001 Equity Incentive Plan. Because the FAS123R accounting expense reflected above does not necessarily correspond to the actual value that will be recognized by the named executives, the Company has chosen to include two additional executive officers (each of whom is a function head) in the Summary Compensation Table and related tables for 2008. Such inclusion by the Company is not an admission that such individuals qualify as named executive officers under applicable SEC Rules for 2008 or past or future years.

(3)
These bonuses are earned upon achievement of performance milestones under the Company's short term incentive plan for executive officers discussed above under "Compensation Discussion and Analysis".

(4)
Amount shown includes $16,373 in contributions by MEMC to the MEMC Retirement Savings Plan.

(5)
Amount shown includes $15,031 in contributions by MEMC to the MEMC Retirement Savings Plan and $53,076 of accrued paid time off payout.

(6)
Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan and $23,626 of accrued paid time off payout.

(7)
Amount shown includes $34,735 in relocation payments and $15,508 in contributions by MEMC to the MEMC Retirement Savings Plan.

(8)
Amount shown includes $86,235 in relocation payments and $4,500 in contributions by MEMC to the MEMC Retirement Savings Plan.

(9)
Amount shown represents a signing bonus.

(10)
Amount relates to 52,500 restricted stock units granted to Mr. Hannah upon his initial employment by the Company.

(11)
Amount shown includes $101,059 in relocation payments and $4,400 in contributions by MEMC to the MEMC Retirement Savings Plan.

(12)
On August 13, 2008, the Company finalized a Separation Agreement and General Release (the "Separation Agreement") with Mr. Hunkler. Pursuant to the Separation Agreement, the Company agreed to pay Mr. Hunkler an additional twelve months of salary in twelve equal monthly installments commencing in September 2008. In addition, the Company accelerated vesting of 75,000 options initially granted in August 2005 that would have otherwise vested on August 15, 2009. The Company also accelerated vesting of 5,000 stock unit awards that would otherwise have vested on January 24, 2009. The payment of the 5,000 stock unit awards did not occur until January 24, 2009. The Company also agreed to pay a lump sum amount to cover Mr. Hunkler's COBRA payments for one year. Mr. Hunkler agreed not to compete with the Company nor solicit any Company employees for a period of five years. Mr. Hunkler's last day of employment with the Company was September 6, 2008.

(13)
Amount shown includes $14,023 in contributions by MEMC to the MEMC Retirement Savings Plan, severance pay of $65,667, reimbursements of $14,197 for COBRA expense included in Mr. Hunkler's Separation Agreement, and $42,010 of accrued paid time off payout.

(14)
Amount shown includes $13,973 in contributions by MEMC to the MEMC Retirement Savings Plan.

(15)
Amount includes $27,241 in relocation payments and $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

(16)
Amount shown includes $17,025 in contributions by MEMC to the MEMC Retirement Savings Plan.

(17)
Amount shown includes $15,566 in relocation payments and $16,902 in contributions by MEMC to the MEMC Retirement Savings Plan.

(18)
Amount shown includes $18,109 in relocation payments and $4,600 in contributions by MEMC to the MEMC Retirement Savings Plan.

(19)
Amount shown includes $95,458 in relocation payments and $4,500 in contributions by MEMC to the MEMC Retirement Savings Plan.

(20)
Amount shown includes $17,006 in contributions by MEMC to the MEMC Retirement Savings Plan and $1,965 of accrued paid time off payout.

(21)
Amount shown includes $16,922 in contributions by MEMC to the MEMC Retirement Savings Plan.

(22)
Amount includes $5,783 in relocation payments and $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

(23)
Amount shown includes $17,210 in contributions by MEMC to the MEMC Retirement Savings Plan and $25,073 of accrued paid time off payout.

(24)
Amount shown includes $16,954 in contributions by MEMC to the MEMC Retirement Savings Plan and $25,385 of accrued paid time off payout.

(25)
Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan and $28,855 of accrued paid time off payout.

(26)
Amount shown includes $11,185 in contributions by MEMC to the MEMC Retirement Savings Plan and $16,532 of accrued paid time off payout.

(27)
Amount shown includes $11,613 in contributions by MEMC to the MEMC Retirement Savings Plan and $15,747 of accrued paid time off payout.

(28)
Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

        The following table sets forth certain information on a grant-by-grant basis regarding plan-based awards to the executive officers named in the Summary Compensation Table during 2008.

Grants of Plan Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards							Grant Date Fair Value of Stock and Option Awards ($)
								Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold	Target	Maximum
Nabeel Gareeb	N/A	$0	$892,500	$1,785,000	0		0
Marshall Turner	10/29/2008	$0	$0	$0	0		40,000	16.99	$345,600
Ken Hannah	1/23/2008	$0	$220,500	$441,000	5,000				$349,200
	1/23/2008				5,000	*			$349,200
	1/23/2008						20,000	69.84	$575,652
Sean Hunkler	1/23/2008	$0	$197,000	$394,000	5,000				$349,200
	1/23/2008				5,000	*			$349,200
	1/23/2008						20,000	69.84	$575,652
Mignon Cabrera	1/23/2008	$0	$97,600	$195,200	2,500				$174,600
	1/23/2008				2,500	*			$174,600
	1/23/2008						10,000	69.84	$287,826
Michael Cheles	1/23/2008	$0	$94,800	$189,600	2,500				$174,600
	1/23/2008				2,500	*			$174,600
	1/23/2008						10,000	69.84	$287,826
Bradley Kohn	1/23/2008	$0	$109,200	$218,400	2,500				$174,600
	1/23/2008				2,500	*			$174,600
	1/23/2008						10,000	69.84	$287,826
John Kauffmann	1/23/2008	$0	$170,000	$340,000	5,000				$349,200
	1/23/2008				5,000	*			$349,200
	1/23/2008						20,000	69.84	$575,652
Shaker Sadasivam	1/23/2008	$0	$174,000	$348,000	5,000				$349,200
	1/23/2008				5,000	*			$349,200
	1/23/2008						20,000	69.84	$575,652

*
Represents restricted stock units that were forfeited by each such executive, pursuant to the terms of the security upon the date of grant, because pre-established Company earnings targets for 2008 were not met.

Employment Agreements

        Current Chief Executive Officer—Mr. Chatila.    Only one current employee, Mr. Chatila, our President and Chief Executive Officer, has an employment agreement with the Company, although Mr. Chatila is an at will employee of the Company. All other named executive officers are also employees at will, without a written employment agreement.

        The employment agreement expires pursuant to its terms on March 2, 2013, although the agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. The agreement also provides that so long as Mr. Chatila is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the employment agreement, Mr. Chatila's base salary was set at $750,000 per year. Mr. Chatila's short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary, with a minimum bonus of $500,000 set for 2009. The Committee anticipates that Mr. Chatila's annual bonuses will be based on the Company's overall financial performance, the Company's achievement of certain strategic objectives, Mr. Chatila's achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Chatila. In lieu of a relocation allowance, the Company will pay to Mr. Chatila a sign-on and transition bonus of $600,000, subject to repayment in whole or in part if he terminates his employment within two years.

        In addition, pursuant to the employment agreement, the Company granted to Mr. Chatila, as of his starting date of March 2, 2009, three separate stock options at an exercise price equal to the closing market price of MEMC stock on the March 2 grant date: (i) an option to purchase up to 750,000 shares of common stock ("Sign-On Option"), vesting 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date; (ii) an option to purchase 750,000 shares of common stock ("Service Option"), vesting ratably on an annual basis over four years commencing on the first anniversary of the grant date; and (iii) an option to purchase 200,000 shares of common stock ("Performance Option"), vesting on the fourth anniversary of the grant date if Mr. Chatila is still employed by the Company and the Company's common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the option will expire. The Performance Option also provides for an early vesting of 80,000 of these performance-based options at the end of three years if Mr. Chatila is still employed by the Company and the Company's common stock price outperforms the S&P 500 market index by the specified amount over the three-year period. The Company also granted to Mr. Chatila 75,000 RSUs which shall vest ratably on an annual basis over four years commencing on the first anniversary of the grant date.

        All equity based awards were issued pursuant to and governed by the Company's 2001 Equity Incentive Plan. As part of the employment agreement, Mr. Chatila agrees to comply with any reasonable share ownership or share retention guidelines as may be adopted by the Board of Directors.

        All equity grants to Mr. Chatila are subject to "double trigger" accelerated vesting in the event of a change in control and Mr. Chatila's subsequent termination by the Company without cause or by him for good reason within two years after such change in control. The employment agreement provides for certain payments upon the involuntary termination of Mr. Chatila's employment without cause (other than by reason of his death or disability) or Mr. Chatila's voluntary termination for good reason during his employment term, including that if such involuntary termination by the Company or voluntary termination for good reason by Mr. Chatila occurs within the first two years of his employment with the Company, the employment agreement provides for acceleration of one-fourth of each of the Sign-On Option, Service Option and RSUs.

        Either party can terminate Mr. Chatila's employment agreement. In the event of Mr. Chatila's involuntary termination without cause (other than by reason of death or disability) or Mr. Chatila's voluntary termination for good reason during the employment term, he is entitled to:

  •
  His base salary through the date of termination;

  •
  His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid;

  •
  Subject to the execution by Mr. Chatila of a general release and waiver, the continuation of Mr. Chatila's base salary for a two year period beginning on the date of termination;

  •
  Continued health care coverage under the Company's group health care plan through the end of the severance period; and

  •
  A pro rata portion of the earned amount of his Annual Bonus for the year in which the Date of Termination occurs.

        Interim Chief Executive Officer—Mr. Turner.    Mr. Turner, our Interim Chief Executive Officer from November 12, 2008 until March 1, 2009, did not have an employment agreement with the Company, and was an at will employee of the Company, although Mr. Turner did execute an Offer Letter with the

Company on November 7, 2008. Mr. Turner was paid $75,000 per month for serving as interim Chief Executive Officer. As part of his total compensation package, in addition to the monthly salary described above, on October 29, 2008, the Board of Directors also granted Mr. Turner a total of 40,000 options in consideration of his service as Interim Chief Executive Officer. The options are exercisable at $16.99 per share (the market price on date of grant) and vested 20,000 shares on November 12, 2008 and 20,000 shares on February 10, 2009 (90 days after November 12, 2008).

        Former Chief Executive Officer—Mr. Gareeb.    On October 25, 2006, the Company entered into an employment agreement with Mr. Gareeb. This agreement was intended to replace the previous four-year employment agreement with Mr. Gareeb that expired by its terms in April 2006. The employment agreement would have expired by its terms on December 31, 2010. Under the terms of the employment agreement, Mr. Gareeb's base salary was set at $850,000 per year. In February 2008, the Compensation Committee determined that Mr. Gareeb's salary for 2008 would be $892,500, a 5% raise from 2007.

        For both 2007 and 2008, Mr. Gareeb's short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary. Mr. Gareeb's bonuses for those two years were to be based on the Company's overall financial performance, the Company's achievement of certain strategic objectives, Mr. Gareeb's achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb.

        In addition, as part of the employment agreement, Mr. Gareeb was granted (i) an option to purchase one million shares of the Company's common stock at an exercise price of $37.01, the market price on the date of grant of October 25, 2006 and the date of consummation of the employment agreement, with customary four-year ratable vesting (the "time vesting option"), and (ii) a performance-based option to purchase an additional one million shares at the same exercise price. The performance-based option was to vest on the four-year anniversary of the date of grant if Mr. Gareeb was still employed by the Company and the Company's common stock price outperformed the S&P 500 market index by a specified amount over that four-year period; otherwise, the option would expire. The grant also provided for an early vesting of 400,000 of these performance-based options at the end of three years if Mr. Gareeb was still employed by the Company and the Company's common stock price outperformed the S&P 500 market index by the specified amount over the three-year period. By resigning as President and Chief Executive Officer effective November 12, 2008, Mr. Gareeb forfeited the entire performance-based option, and 500,000 shares underlying the time vesting option.

        Either party had the right to terminate Mr. Gareeb's employment agreement. In the event of Mr. Gareeb's involuntary termination without cause (other than by reason of death or disability) or Mr. Gareeb's voluntary termination for good reason during the employment term, he was entitled to:

  •
  His base salary through the date of termination;

  •
  His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid;

  •
  Subject to the execution by Mr. Gareeb of a general release and waiver, the continuation of Mr. Gareeb's base salary for a one-year period beginning on the date of termination; and

  •
  Continued health care coverage under the Company's group health care plan through the end of the severance period.

        Mr. Gareeb voluntarily terminated his employment (and the employment agreement) in the fall of 2008 pursuant to a voluntary termination without good reason. As a result, Mr. Gareeb was entitled to his base salary through the date of termination. Mr. Gareeb was not entitled to one year of severance pay, his annual bonus or continued health care coverage. As described above, however, the Committee determined to pay Mr. Gareeb the target amount of his 2008 bonus.

        The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nabaeel Gareeb(2)	250,000	0		37.01	10/25/2016
	—	—		—	—
Kenneth Hannah	87,500	262,500		41.57	04/26/2016	51,875	740,775
	12,500	37,500		67.43	04/25/2017
	0	20,000		69.84	01/23/2018
Marshall Turner	2,500	7,500		67.43	04/25/2017	3,250	46,410
	20,000	20,000		16.99	10/29/2018
Sean Hunkler	—	—		—	—	5,000	71,400
Mignon Cabrera	25,000	150,000		36.78	08/28/2016	7,000	99,960
	3,000	9,000		58.31	07/24/2017
	0	10,000		69.84	01/23/2018
Michael Cheles	25,000	150,000		38.50	09/05/2016	7,000	99,960
	3,000	9,000		58.31	07/24/2017
	0	10,000		69.84	01/23/2018
Bradley Kohn	25,000	125,000		19.88	09/18/2015	7,000	99,960
	2,950	2,950		29.73	07/25/2016
	3,000	9,000		45.70	01/24/2017
	3,250	9,750		58.31	07/24/2017
	0	10,000		69.84	01/23/2018
John Kauffmann	2,975	5,950		29.73	07/25/2016	16,250	232,050
	4,575	9,150		25.66	01/25/2016
	5,000	5,000		17.65	07/26/2015
	2,500	2,500		11.63	02/16/2015
	7,500	0		10.85	01/26/2014
	1,550	0		8.09	07/26/2014
	37,500	0		9.43	10/27/2014
	0	15,000		45.70	01/24/2017
	5,000	15,000		58.31	07/24/2017
	0	20,000		69.84	01/23/2018
Shaker Sadasivam	3,100	6,200		29.73	07/25/2016	16,250	232,050
	0	9,150		25.66	01/25/2016
	10,000	10,000		17.65	07/26/2015
	0	6,250		11.63	02/16/2015
	6,250	0		9.43	10/27/2014
	3,025	0		8.09	07/26/2014
	0	15,000		45.70	01/24/2017
	5,000	15,000		58.31	07/24/2017
	0	20,000		69.84	01/23/2008

(1)
Based on the Company's closing stock price on December 31, 2008 of $14.28.

(2)
Options are held by estate planning trusts over which Mr. Gareeb has sole power to vote and transfer such interests.

        The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2008 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nabeel Gareeb	575,000	37,540,256	0	N/A
Marshall Turner	0	N/A	0	N/A
Kenneth H. Hannah	0	N/A	9,063	641,492
Mignon Cabrera	0	N/A	1,500	107,280
Michael Cheles	0	N/A	1,500	107,280
Bradley D. Kohn	0	N/A	1,500	107,280
John A. Kauffmann	5,000	425,000	3,750	268,200
Shaker Sadasivam	79,275	6,073,430	3,750	268,200

Equity Compensation Plans

        The following table gives information about the Company's common stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plans as of December 31, 2008.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	5,303,783	$40.2846	11,462,696
Equity compensation plans not approved by security holders	0	$0	0

Total	5,303,783	$40.2846	11,462,696

(1)
Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

Pension Plan

        MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan. Each of Ms. Cabrera and

Messrs. Gareeb, Hannah, Cheles, Hunkler, Kohn and Turner commenced employment after December 31, 2001. As a result, they do not participate in the MEMC Pension Plan or MEMC Supplemental Executive Pension Plan (the "MEMC SEPP").

        The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant's "average total earnings" (as defined below) up to one-half of the Social Security wage base plus 12% of the participant's average total earnings over one-half of the Social Security wage base, multiplied by the participant's years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the "Basic Formula"). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at the termination of their employment. None of our named executive officers are covered by the Basic Formula.

        Employees who were participants in our former Pension Plan for Salaried Employees (the "Salaried Plan"), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant's average total earnings multiplied by the participant's years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company ("Monsanto"), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant's "average total earnings" instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced 1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant's age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the MEMC Pension Plan, "average total earnings" means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. "Earnings" means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, "earnings" utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

        Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2008 is $185,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2008 was $230,000. The MEMC SEPP, a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant's retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the MEMC SEPP.

        The following table (Pension Plan Table (1)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than twenty-five years of service or at remuneration levels above $200,000 because none our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (1)

	Years of Service
Remuneration	15	20	25
$125,000	$26,250	$35,000	$43,750
150,000	31,500	42,000	52,500
175,000	36,750	49,000	61,250
200,000	42,000	56,000	70,000

        Mr. Kauffmann is covered by the 1.4% formula shown in Pension Plan Table (1). Mr. Kauffmann did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Mr. Kauffmann had 22.0 years of benefit service and annualized average total earnings of $108,414.

        The following table (Pension Plan Table (2)) shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table (2)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
150,000	9,000	18,000	27,000
175,000	10,500	21,000	31,500
200,000	12,000	24,000	36,000

        Dr. Sadasivam is eligible for the 1.2% formula shown in Pension Plan Table (2). Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496.

        The table below shows the present value of accumulated benefits payable to each of the named executive officers that participate in the MEMC Pension Plan, including the number of years of service credited to each such named executive officer.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John A. Kauffmann	MEMC Pension Plan	22.0	135,100	0
Shaker Sadasivam	MEMC Pension Plan	8.3	49,830	0

        MEMC does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

        In 2008, the Compensation Committee was comprised of Messrs. Peter Blackmore, Robert J. Boehlke, C. Douglas Marsh, James B. Williams and Mr. Marshall Turner (Mr. Turner resigned from the Compensation Committee on October 29, 2008). None of the directors comprising the Compensation Committee during 2008 is or has been an officer or employee of MEMC or any of its subsidiaries at the time they served on the Compensation Committee. Mr. Turner resigned his position on the Compensation Committee in connection with assuming the role of Interim Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on our review of filed Forms 3, 4 and 5, all of the filings for our executive officers and directors and greater than 10% stockholders required under Section 16(a) of the Securities Exchange Act of 1934 were made on a timely basis in 2008.

CERTAIN TRANSACTIONS

        In 2008, the Company did not have any transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person under Item 404 of Regulation S-K (directors, executive officers or greater than five percent stockholders) had or will have a direct or indirect material interest.

ITEM NO. 2.—RATIFICATION OF SELECTION OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2009

        The Audit Committee has appointed KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2009.

        KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2008. A representative of KPMG LLP will be present at the 2009 Annual Stockholders' Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

        Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

 STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Stockholder proposals intended to be presented at our 2010 Annual Stockholders' Meeting must be received by us by November 12, 2009 for inclusion in our proxy statement and form of proxy card for that meeting.

        In order for a stockholder to bring other business before an annual stockholders' meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, we will determine whether such proposal will come before the stockholders at the annual meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

        In order for a stockholder to nominate a candidate for director for election at an annual stockholders' meeting, under our Restated Certificate of Incorporation and Restated By-Laws, we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders' meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

        In each case, the notice must be given to Bradley D. Kohn, MEMC's Corporate Secretary, whose address is 501 Pearl Drive (City of O'Fallon), P. O. Box 8, St. Peters, Missouri 63376.

        Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for consideration at the 2009 Annual Stockholders' Meeting by the Board of Directors or by stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

 HOUSEHOLDING OF PROXIES

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy materials, including the Notice, with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household Annual Reports and proxy materials, including the Notice, by delivering a single document set to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our Notice, Annual Report or proxy statement, by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

        If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

        If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's Notice, Annual Report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O'Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

March 12, 2009

MEMC ELECTRONIC MATERIALS, INC.

501 PEARL DRIVE

P.O. BOX 8

ST. PETERS, MO 63376-0008

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MEMCM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMC ELECTRONIC MATERIALS, INC.	For	Withhold	For All
	All	All	Except

The Board of Directors recommends that you vote FOR the following proposals:	☐	☐	☐

Election of Directors

1.	Election of three directors to serve for a term expiring in 2012

Nominees:
01) Robert J. Boehlke
02) C. Douglas Marsh
03) Michael McNamara

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009; and	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting and all adjournments thereof.

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting
To Be Held on April 21, 2009:

The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

The 2009 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the St. Charles Convention Center, One Convention Center Plaza, St. Charles, MO 63303, on April 21, 2009 at 7:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, February 26, 2009 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.               To elect three directors to serve for a term expiring in 2012: Robert J. Boehlke, C. Douglas Marsh and Michael McNamara;

2.               To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

3.               To transact such other business as may properly come before the meeting and all adjournments thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2009 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com

MEMCM2

MEMC ELECTRONIC MATERIALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 2009.

The stockholder(s) hereby appoint(s) Kenneth H. Hannah and Bradley D. Kohn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MEMC Electronic Materials Inc. is/are entitled to vote at the 2009 Annual Meeting. The 2009 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the St. Charles Convention Center, One Convention Center Plaza, St. Charles, MO 63303, on April 21, 2009 at 7:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, February 26, 2009 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT.

MEMC ELECTRONIC MATERIALS, INC.

501 PEARL DRIVE

P.O. BOX 8

ST. PETERS, MO 63376-0008

VOTE BY INTERNET -www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MEMCM3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMC ELECTRONIC MATERIALS, INC.	For All	Withhold All	For All Except

The Board of Directors recommends that you vote FOR the following proposals:	☐	☐	☐

Election of Directors

1.	Election of three directors to serve for a term expiring in 2012

Nominees:
01) Robert J. Boehlke
02) C. Douglas Marsh
03) Michael McNamara

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009; and	☐	☐	☐

3.	In their discretion, the Trustee and its proxies are authorized to vote upon any other business as may properly come before the meeting and all adjournments thereof.

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee for said meeting. The direction may be revoked prior to its exercise.

(NOTE:Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting
To Be Held on April 21, 2009:

The Notice and Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

The 2009 Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”) will be held at the St. Charles Convention Center, One Convention Center Plaza, St. Charles, MO 63303, on April 21, 2009 at 7:00 a.m., local time. Only stockholders who owned stock at the close of business on the record date, February 26, 2009 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.               To elect three directors to serve for a term expiring in 2012: Robert J. Boehlke, C. Douglas Marsh and Michael McNamara;

2.               To consider and act upon a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

3.               To transact such other business as may properly come before the meeting and all adjournments thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2009 Annual Meeting of Stockholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.memc.com

MEMCM4

MEMC ELECTRONIC MATERIALS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEMC FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 2009.

The undersigned hereby directs Putnam Fiduciary Trust Company as trustee (the “Trustee”) of the MEMC Retirement Savings Plan (the “Plan”) to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the “Company”) which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at the St. Charles Convention Center, One Convention Plaza, St. Charles, Missouri 63303 on April 21, 2009 at 7:00 a.m., local time, and all adjournments thereof.

This voting direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan.

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.